EXHIBIT 99.1

LHC Group Announces Fourth Quarter and Full-Year 2011 Results

Highlights:

  Net service revenue was $157.7 million for the fourth quarter of 2011 and $633.9 million for full-year 2011; and
  Diluted earnings per share was $0.39 for the fourth quarter of 2011 and the diluted loss per share was $0.73 for full-year 2011.

LAFAYETTE, La., Feb. 29, 2012 (GLOBE NEWSWIRE) -- LHC Group Inc. (Nasdaq:LHCG), a national provider of post-acute care services, announced today its financial results for the three months and year ended December 31, 2011.

Financial Results for the Fourth Quarter

  Net service revenue for the fourth quarter of 2011 decreased to $157.7 million compared with $167.1 million for the same period in 2010.
  Net income attributable to LHC Group for the fourth quarter of 2011 decreased to $7.2 million compared with $11.4 million for the same period in 2010.
  Diluted earnings per share was $0.39 for the fourth quarter of 2011 compared with $0.63 for the same period in 2010.

Financial Results for the Year

  Net service revenue for the year ended December 31, 2011, increased to $633.9 million compared with $631.6 million for the same period in 2010.
  The Company reported a net loss attributable to LHC Group for the year ended December 31, 2011, of $13.2 million compared with net income of $48.8 million for the same period in 2010. Net loss attributable to LHC Group for 2011 included $68.1 million, or $45 million net of tax, in fees and legal expense associated with the previously announced settlement agreement with the government in the third quarter of 2011.
  Loss per share was $0.73 for the year ended December 31, 2011, compared with diluted earnings per share of $2.68 for the same period in 2010. The $0.73 loss per share included the aforementioned $68.1 million, or $45 million net of tax, in expenses related to the Company's previously announced legal settlement.

In commenting on the results, Keith G. Myers, Chief Executive Officer of LHC Group, said, "We're pleased with our fourth-quarter operating results and are proud of the resiliency and dedication exhibited by our company in 2011. I congratulate and thank our team members for their unwavering commitment to excellence and for consistently delivering the highest quality of care to the growing number of patients, families and communities we serve.

"As we look forward to the next chapter in our company's story, we're well positioned to take advantage of future internal and external growth opportunities. We've made the investments necessary to capitalize on the consolidation and growth opportunities that lie ahead for high-quality, post-acute healthcare providers. Our unique joint venture strategy positions our company, as well as our existing and future hospital partners, to be at the forefront of change as our country moves toward a more integrated healthcare delivery system. A perfect example of this is our new joint venture, announced earlier today, with Alabama-based Baptist Health System."

Guidance

The Company is reaffirming its full year 2012 guidance issued on January 4, 2012, for net service revenue of $640 million to $660 million and fully diluted earnings per share in the range of $1.45 to $1.65. This guidance does not take into account the impact of any future acquisitions or share repurchases, if made, de novo locations, if opened, future reimbursement changes, if any, future legal or other expenses associated with the Company's ongoing investigations or costs associated with its previously announced review of strategic alternatives.

Conference Call

LHC Group will host a conference call on Thursday, March 1, 2012, at 11:00 a.m. Eastern time to discuss its fourth quarter and year-end 2011 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call 973-890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, March 8, 2012, by dialing (855) 859-2056 (international callers should call 404-537-3406) and entering confirmation number 43655941. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group Inc.

LHC Group Inc. is a national provider of home health and hospice services, providing quality, cost-effective health care to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and private duty locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	Dec. 31, 2011	Dec. 31, 2010
ASSETS
Current assets:
Cash	$ 256	$ 288
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $10,692 and $9,769, respectively	91,183	79,939
Other receivables	1,636	5,210
Amounts due from governmental entities	315	429
Total receivables, net	93,134	85,578
Deferred income taxes	7,269	5,941
Prepaid income taxes	26,667	5,326
Prepaid expenses	6,576	6,573
Other current assets	4,363	3,442
Total current assets	138,265	107,148
Property, building and equipment, net of accumulated depreciation of $28,073 and $21,693, respectively	28,182	26,862
Goodwill	164,731	157,338
Intangible assets, net of accumulated amortization of $2,325 and $1,499, respectively	59,389	54,051
Advance payment on acquisitions	–	6,947
Other assets	5,809	4,959
Total assets	$ 396,376	$ 357,305

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$ 23,119	$ 21,017
Salaries, wages and benefits payable	25,571	23,112
Self insurance payable	5,612	4,177
Amounts due to governmental entities	3,234	3,159
Total current liabilities	57,536	51,465
Deferred income taxes	22,523	16,817
Income tax payable	3,415	–
Revolving credit facility	34,820	–
Total liabilities	118,294	68,282
Noncontrolling interest- redeemable	11,348	13,535
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,374,264 and 21,180,286 shares issued and 18,298,659 and 18,172,022 shares outstanding, respectively	183	181
Treasury stock – 3,075,605 and 3,008,264 shares at cost, respectively	(6,216)	(4,453)
Additional paid-in capital	95,964	91,017
Retained earnings	173,752	186,996
Total LHC Group Inc. stockholders' equity	263,683	273,741
Noncontrolling interest- non-redeemable	3,051	1,747
Total equity	266,734	275,488
Total liabilities and stockholders' equity	$ 396,376	$ 357,305

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net service revenue	$ 157,676	$ 167,092	$ 633,872	$ 631,567
Cost of service revenue	89,359	86,569	352,346	326,521
Gross margin	68,317	80,523	281,526	305,046
Provision for bad debts	3,417	2,307	12,320	7,607
Settlement with government agencies	–	–	65,000	–
General and administrative expenses	50,737	55,329	210,588	201,837
Operating income (loss)	14,163	22,887	(6,382)	95,602
Interest expense	(511)	(51)	(1,018)	(134)
Gain (loss) on the sale of assets and entities	54	–	59	(7)
Non-operating income	154	93	1,722	812
Income (loss) before income taxes and noncontrolling interest	13,860	22,929	(5,619)	96,273
Income tax expense (benefit)	4,452	7,606	(1,968)	31,727
Net income (loss)	9,408	15,323	(3,651)	64,546
Less net income attributable to noncontrolling interest	2,174	3,879	9,593	15,787
Net income (loss) attributable to LHC Group Inc.	7,234	11,444	(13,244)	48,759
Redeemable noncontrolling interest	–	–	–	41
Net income (loss) attributable to LHC Group Inc.'s common stockholders	$ 7,234	$ 11,444	$ (13,244)	$ 48,800

Earnings per share – basic:
Net Income (loss) attributable to LHC Group Inc.	$ 0.40	$ 0.63	$ (0.73)	$ 2.69
Redeemable noncontrolling interest	–	–	–	–
Net income (loss) attributable to LHC Group Inc.'s common stockholders	$ 0.40	$ 0.63	$ (0.73)	$ 2.69

Earnings per share – diluted:
Net Income (loss) attributable to LHC Group Inc.	$ 0.39	$ 0.63	$ (0.73)	$ 2.68
Redeemable noncontrolling interest	–	–	–	–
Net income (loss) attributable to LHC Group Inc.'s common stockholders	$ 0.39	$ 0.63	$ (0.73)	$ 2.68

Weighted average shares outstanding:
Basic	18,296,062	18,166,586	18,265,118	18,119,183
Diluted	18,353,505	18,294,369	18,265,118	18,226,091

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Year Ended December 31,
	2011	2010
Operating activities
Net income (loss)	$ (3,651)	$ 64,546
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,521	7,496
Provision for bad debts	12,320	7,607
Stock-based compensation expense	4,092	3,742
Deferred income taxes	4,378	2,771
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(21,024)	(16,195)
Prepaid expenses, other assets	6,247	(4,513)
Prepaid taxes	(17,926)	–
Accounts payable and accrued expenses	4,478	5,777
Net amounts due to/from governmental entities	189	706
Net cash (used in) provided by operating activities	(3,376)	71,937

Investing activities
Purchases of property, building, and equipment	(7,945)	(11,586)
Cash paid for acquisitions, primarily goodwill and intangible assets and advance payment on acquisitions	(11,680)	(31,747)
Net cash used in investing activities	(19,625)	(43,333)

Financing activities
Proceeds from line of credit	142,995	9,023
Payments on line of credit	(108,175)	(14,746)
Principal payments on debt	–	(4,483)
Payment of deferred financing fees	–	(498)
Payments on capital leases	(14)	(31)
Payment of contingent consideration	–	(1,726)
Excess tax benefits from vesting of restricted stock	320	476
Proceeds from exercise of stock options	–	74
Proceeds from employee stock purchase plan	860	781
Noncontrolling interest distributions	(11,857)	(15,666)
Payments on repurchase of common stock	(577)	–
Purchase of additional controlling interest	(891)	(1,914)
Sale of noncontrolling interest	308	–
Net cash (used in) provided by financing activities	22,969	(28,710)
Change in cash	(32)	(106)
Cash at beginning of period	288	394
Cash at end of period	$ 256	$ 288

Supplemental disclosures of cash flow information
Interest paid	$ 1,018	$ 134
Income taxes paid	$ 11,363	$ 30,605

LHC GROUP INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended December 31, 2011			Year Ended December 31, 2011
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$139,167	$18,509	$157,676	$557,901	$75,971	$633,872
Cost of service revenue	78,591	10,768	89,359	307,744	44,602	352,346
Provision for bad debts	3,178	239	3,417	11,680	640	12,320
Settlement with government agencies	–	–	–	65,000	–	65,000
General and administrative expenses	45,222	5,515	50,737	190,264	20,324	210,588
Operating income (loss)	12,176	1,987	14,163	(16,787)	10,405	(6,382)
Interest expense	(458)	(53)	(511)	(914)	(104)	(1,018)
Non-operating income, including gain on sale of assets	129	79	208	1,645	136	1,781
Income (loss) before income taxes and noncontrolling interest	11,847	2,013	13,860	(16,056)	10,437	(5,619)
Income tax expense (benefit)	3,710	742	4,452	(4,201)	2,233	(1,968)
Net income (loss)	8,137	1,271	9,408	(11,855)	8,204	(3,651)
Noncontrolling interest	2,000	174	2,174	8,404	1,189	9,593
Net income (loss) attributable to LHC Group Inc.	$ 6,137	$ 1,097	$ 7,234	$ (20,259)	$ 7,015	$ (13,244)

Total assets	$ 360,340	$ 36,036	$ 396,376	$ 360,340	$ 36,036	$ 396,376

	Three Months Ended December 31, 2010			Year Ended December 31, 2010
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$146,586	$20,506	$167,092	$555,110	$76,457	$631,567
Cost of service revenue	73,944	12,625	86,569	281,013	45,508	326,521
Provision for bad debts	1,937	370	2,307	7,078	529	7,607
General and administrative expenses	49,797	5,532	55,329	182,750	19,087	201,837
Operating income	20,908	1,979	22,887	84,269	11,333	95,602
Interest expense	(41)	(10)	(51)	(116)	(18)	(134)
Non-operating income, including gain on sale of assets	83	10	93	746	59	805
Income before income taxes and noncontrolling interest	20,950	1,979	22,929	84,899	11,374	96,273
Income tax expense	6,841	765	7,606	28,613	3,114	31,727
Net income	14,109	1,214	15,323	56,286	8,260	64,546
Noncontrolling interest	3,548	331	3,879	14,170	1,617	15,787
Net income attributable to LHC Group Inc.	$10,561	$883	$11,444	$42,116	$6,643	$48,759

Total assets	$319,447	$37,858	$357,305	$319,447	$37,858	$357,305

LHC GROUP INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Key Data:
Home-Based Services:
Home Health
Locations	247	257	247	257
Acquired	0	3	5	20
De novo	3	4	6	12
Total new admissions	25,410	24,612	102,326	92,764
Medicare new admissions	17,803	17,200	72,260	66,826
Average weekly census	31,692	34,030	32,165	32,375
Average Medicare weekly census	24,301	26,336	24,899	25,541
Medicare completed and billed episodes	41,391	44,745	169,189	166,803
Average Medicare case mix for completed and billed Medicare episodes	1.26	1.27	1.25	1.27
Average reimbursement per completed and billed Medicare episodes	$ 2,383	$ 2,457	$ 2,357	$ 2,531
Total visits	845,709	902,346	3,471,752	3,412,114
Total Medicare visits	624,682	683,605	2,602,347	2,632,269
Average visits per completed and billed Medicare episodes	15.1	15.3	15.4	15.8
Organic growth (1):
Net revenue	-7.9%	11.4%	-2.5%	12.6%
Net Medicare revenue	-8.6%	10.2%	-4.3%	11.4%
Total new admissions	0.9%	11.5%	7.5%	13.1%
Medicare new admissions	1.0%	8.0%	5.4%	13.5%
Average weekly census	-8.6%	6.2%	-2.3%	4.5%
Average Medicare weekly census	-9.5%	5.4%	-4.1%	4.6%
Medicare completed and billed episodes	-9.0%	12.9%	-0.1%	8.6%

Hospice
Locations	32	26	32	26
Acquired	0	0	8	6
Admissions	972	770	3,997	2,924
Average Daily Census	905	670	897	622
Patient Days	83,233	61,675	327,313	226,860
Average revenue per patient day	$ 137	$ 136	$ 136	$ 136

Facility-Based Services:
Long-term Acute Care
Locations	9	9	9	9
Patient days	15,953	16,979	61,939	61,658
Patient acuity mix	1.03	1.02	1.03	1.02
Average revenue per patient day	$ 1,129	$ 1,128	$ 1,168	$ 1,148

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com